[LETTERHEAD OF BLANK ROME TENZER GREENBLATT LLP]




                                          May 12, 2000



Take-Two Interactive Software, Inc.
575 Broadway
New York, New York 10012


Gentlemen:

     You have requested our opinion with respect to the offer and sale by certain selling stockholders of up to 1,839,600 shares of common stock (the "Selling Stockholder Shares") of Take-Two Interactive Software, Inc. (the "Company") pursuant to a Registration Statement (the "Registration Statement") on Form S-3, under the Securities Act of 1933, as amended (the "Act").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

     We hereby consent to use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                            Very truly yours,


                                            /s/ Blank Rome Tenzer Greenblatt LLP

                                            BLANK ROME TENZER GREENBLATT LLP